Exhibit 99.1

Walgreens Boots Alliance Appoints James Kehoe Global Chief Financial Officer

•	Kehoe previously served as chief financial officer and board director of Takeda Pharmaceutical Company Limited.

•	Kehoe takes over from George Fairweather, who played a key role in the Walgreens-Alliance Boots merger and subsequent integration and development, and has decided to step down after a combined 16 years in the senior finance leadership position in Walgreens Boots Alliance and legacy companies.

•	Fairweather to serve as senior advisor to CEO Stefano Pessina for business development and finance, and as part of this role help ensure the smooth transition of financial operations.

DEERFIELD, Ill., 8 March 2018 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced the appointment of James Kehoe, recently chief financial officer and board director of Takeda Pharmaceutical Company Limited, as the company’s executive vice president and global chief financial officer, effective June 1. He will be based at the company’s headquarters in Deerfield, Ill.

Kehoe will succeed George Fairweather, who has served as Walgreens Boots Alliance global chief financial officer since February 2015. Fairweather has been instrumental in the formation of Walgreens Boots Alliance, the subsequent integration of the legacy companies, the new enterprise’s major cost-transformation program and the establishment of the combined global financial organization.

Fairweather will become a senior advisor to Chief Executive Officer Stefano Pessina for business development and finance, also effective June 1.

Kehoe has been chief financial officer of Takeda Pharmaceutical since June 2016 and was based in Tokyo, reporting directly to the company’s president and CEO. He was appointed to the Takeda Pharmaceutical board of directors in June 2017. Kehoe is an accomplished finance executive from the consumer goods sector and a strong business leader with a track record of driving operational business performance. He joined Takeda Pharmaceutical from Kraft Foods Group in the U.S., where he last held the role of executive vice president, chief financial officer. Prior to that, he held a number of finance-related positions over 25 years with assignments based in Ireland, Germany, Italy, U.S., Austria, Switzerland and Canada.

“We are pleased to welcome James Kehoe to lead the Walgreens Boots Alliance global finance operations as the company now moves into our exciting future as a global leader in health and wellbeing,” said Jim Skinner, Walgreens Boots Alliance executive chairman. “His significant leadership experience in both health care and consumer goods makes him an exceptional fit and addition to Stefano Pessina’s senior executive team and the company.

Walgreens Boots Alliance, Inc.  |  walgreensbootsalliance.com

“On behalf of the board, I also wish to thank George Fairweather for his steady and skilled leadership as he played a central role in the successful merger and integration of Walgreens Boots Alliance, and in building our global financial group,” Skinner said. “We are pleased that George will continue to serve the company by providing his experience and expertise as a senior advisor to Stefano.”

Pessina said, “We are excited to have another world-class chief financial officer join Walgreens Boots Alliance and the senior management team to follow George. James’s extensive experience in finance in the pharma-related health care and consumer goods sectors, as well as helping ensure optimal business performance, will be instrumental as we move to the next phase of our long-term strategy for growth and value creation.

“After working and collaborating for over 16 years with George going back to Alliance UniChem, I want to extend my personal heartfelt appreciation for his invaluable leadership, counsel and significant contributions to our enterprise. He was indispensable to the formation of Alliance Boots and the successful creation of Walgreens Boots Alliance. Over the past three years, George has led key integration efforts, the successful cost-transformation program and the establishment of an outstanding global financial team and function.

“As we thank him for his service and contributions, I am also grateful that George will be providing advice and counsel to me and the company in a senior advisory role. His knowledge and experience with the company from its inception will continue to be invaluable going forward.”

Fairweather said, “Working and collaborating with Stefano over the years and helping to establish Walgreens Boots Alliance has been the opportunity of a lifetime. Stefano is a true visionary who is changing our industry for the better, and I appreciate the opportunity to continue providing advice and counsel to him and WBA.”

Kehoe said, “I believe there is no more important company at the junction of health care and retail than Walgreens Boots Alliance, and I am excited to be joining the team at such a pivotal moment in the company’s continuing transformation. Moving forward, I appreciate that George will continue serving in an advisory role to help ensure a smooth transition and further success for the company.”

Cautionary Note Regarding Forward-Looking Statements: All statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance or outcomes and involve risks, assumptions and uncertainties, including those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2017, and our Form 10-Q for the fiscal quarter ended November 30, 2017, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. These forward-looking statements speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise. The company’s heritage of trusted health care services through community pharmacy care and pharmaceutical wholesaling dates back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the U.S. and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 385,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has more than 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with more than 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics.

More company information is available at www.walgreensbootsalliance.com.

* As of 31 August 2017, using publicly available information for AmerisourceBergen.

** For 12 months ending 31 August 2017, using publicly available information for AmerisourceBergen

(WBA-GEN)

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